UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

Dolan Media Company
 (Exact name of registrant as specified in its charter)

Delaware	001-33603	43-2004527
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300, Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 317-9420

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On each of December 31, 2009 and January 4, 2010, we, along with our wholly-owned subsidiary, Dolan APC, LLC, entered into two separate common unit purchase agreements with David A. Trott, Ellen Coon, Trustee of the Ellen Coon Living Trust u/a/d 9/9/98, Marcy J. Ford, Trustee of the Marcy Ford Revocable Trust u/a/d 7/12/04, William D. Meagher, Trustee of the William D. Meagher Trust u/a/d 8/24/07, and Jeanne M. Kivi, Trustee of the Jeanne M. Kivi Trust u/a/d 8/24/07 (each a “Seller” and, together, the “Sellers”), collectively, under the terms of which the Sellers sold an aggregate 104,905 membership interests in American Processing Company, LLC d/b/a National Default Exchange (“NDeX”), representing 7.6% of the outstanding membership interests in NDeX, to us, for an aggregate purchase price of $13.0 million and 248,000 shares of our common stock. Trott & Trott, P.C. was also a party to the common unit purchase agreements for the limited purposes described in each agreement.

Under the common units purchase agreement dated December 31, 2009 (the “December 31 transaction”), we acquired an aggregate 71,230 common units in NDeX for, in part, an aggregate $8.0 million in cash, $4.0 million of which we paid to the Sellers on January 4, 2010. We are obligated to pay the remaining $4.0 million in equal monthly installments of $1.0 million beginning on the first business day of February 2010. We also issued an aggregate 248,000 shares of our common stock to the Sellers as partial consideration for these common units. We also agreed to file a registration statement covering the re-sale of the shares by March 31, 2010, and to use our best efforts to cause the registration statement to be effective no later than May 15, 2010.

Under the common units purchase agreement dated January 4, 2010 (the “January 4 transaction”), we acquired an aggregate 33,675 common units in NDeX for an aggregate $5.0 million, $2.0 million of which we will pay in two equal installments of $1.0 million on each of June 1, 2010 and July 1, 2010. We will pay the remaining $3.0 million in 29 equal monthly installments of $111,292, in the aggregate, beginning August 1, 2010. Interest will accrue on any portion of the $3.0 million principal amount remaining at a rate of 4.25%, beginning on January 5, 2010. Interest on the principal balance is computed on the basis of actual days elapsed and a 360 day year.

The common unit purchase agreements described above are filed as Exhibits 10.1 and 10.2, respectively, to this report and the foregoing description is qualified by reference to the full text of the common unit purchase agreements set forth in the exhibits.

David A. Trott and the other Sellers are partners in the law firm, Trott & Trott, P.C., which is a customer of NDeX. Trott is the managing partner of Trott & Trott, P.C. and we also employ him as the chairman and chief executive officer of NDeX, where he is one of our executive officers. Under the common units purchase agreements described above, Trott sold us an aggregate of 71,337 common units for which we will pay him an aggregate $8.8 million (exclusive of interest) and for which we issued to him 168,644 shares of our common stock. See also “Related Party Transactions and Policies—David A. Trott” in our proxy statement filed with the SEC on April 3, 2009, for a description of certain other relationships between Trott, his law firm or his other affiliated entities and us.

After the closing of these transactions, our ownership interest in NDeX increased to 92.3% from 84.7%.

On January 5, 2010, we issued issued a press release announcing the purchase of the additional membership interest in NDeX from the Sellers. A copy of the press release is attached to this report as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the December 31 and January 4 transactions is included in this Item 2.03 and incorporated herein by reference.

On January 4, 2010, we drew down $5.0 million in principal amount under our $200 million credit facility to fund the first installment payment ($4.0 million) due to the Sellers in connection with the closing of the December 31 transaction and for working capital purposes ($1.0 million). The credit facility was established pursuant to our second amended and restated credit agreement U.S. Bank National Association, as agents, and the other banks party to the credit agreement, as amended. This principal amount will initially bear interest at a rate of LIBOR plus 2.0% per year. The full amount is a revolving loan under our credit facility.

After taking into account this draw down under the revolving credit facility and the senior leverage ratio requirements under the credit agreement, as of January 4, 2010, we had $143.5 million outstanding under our term loan, and $13.0 million outstanding under our revolving line of credit and available capacity under our revolving line of credit of approximately $27.0 million. The term loan has a final maturity date of August 8, 2014.

The credit agreement is described under Item 1.01 in our current report on Form 8-K filed on August 13, 2007, which description is incorporated by reference in this report. This description is also qualified by reference to the full text of the credit agreement, which was filed as Exhibit 10.1 to such previously filed Form 8-K, as well as Exhibit 10.4 to our quarterly report on Form 10-Q filed on August 7, 2009. The credit agreement was amended by a first amendment dated July 28, 2008, which is described under Item 1.01 in our current report on Form 8-K filed on July 28, 2008, which description is incorporated by reference in this report. Such description is also qualified by reference to the full text of the first amendment, which was filed as Exhibit 10.2 to such previously filed Form 8-K. The credit agreement was later amended by a second amendment dated November 2, 2009, which is described in Note 14 to our condensed consolidated unaudited financial statements for the nine months as of and ended September 30, 2009, which are included in our quarterly report on Form 10-Q filed on November 6, 2009. Such description is incorporated by reference in this report. This description is also qualified by reference to the full text of the second amendment, which is filed as Exhibit 10.10 to such previously filed quarterly report on Form 10-Q.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 above regarding the December 31 transaction is included in this Item 3.02 and incorporated herein by reference.

At the closing of the December 31 transaction, we issued 248,000 shares of our common stock, par value $0.01, to the Sellers, including 168,644 shares to our executive officer, David A. Trott, as partial consideration for the acquisition of the common units sold to us in the December 31 transaction. Each Seller represented to us that he, she or it was an “accredited investor” within the meaning of Rule 501 of the Securities Act of 1933. We did not use any general solicitation or advertising in issuing these securities. Each Seller further agreed that he, she or it was acquiring the shares for investment purposes and not with a present intention for distributing the shares. The Sellers had adequate access to information about us. We affixed a restrictive legend to the distribution statements evidencing the shares. This restrictive legend bars any resale of the shares without registration or an exemption under the Securities Act. In issuing the shares, we relied upon Rule 506 of the Securities Act.

Item 8.01. Other Events.

On December 1, 2009, APC Investments, LLC distributed an aggregate 104,905 common units in NDeX, representing 7.6% percent of the membership interests in NDeX, to each Seller. In connection with that assignment, Dolan APC, LLC, as a manager and member of NDeX, along with members, David A. Trott, Ellen Coon as Trustee of the Ellen Coon Living Trust u/a/d 9/9/98 and Marcy J. Ford as the Trustee of the Marcy J. Ford Revocable Trust u/a/d 7/12/04 reflected this change in membership interests by executing an amendment to APC’s operating agreement. The amendment is filed as Exhibit 10.3 to this report and this description is qualified by reference to the full text of the amendment set forth in the exhibit.

On January 4, 2010, Dolan APC, LLC, as manager and the member with a supermajority interest, executed an amendment to APC’s operating agreement reflecting the change in membership interests resulting from the December 31 transaction and the January 4 transaction described in Item 1.01 above. The amendment is filed as Exhibit 10.4 to this report and this description is qualified by reference to the full text of the amendment set forth in the exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibits
10.1*	Common Unit Purchase Agreement by and between David A. Trott, Ellen Coon, Trustee of the Ellen Coon Living Trust u/a/d 9/9/98, Marcy J. Ford, Trustee of the Marcy Ford Revocable Trust u/a/d 7/12/04, William D. Meagher, Trustee of the William D. Meagher Trust u/a/d 8/24/07, and Jeanne M. Kivi, Trustee of the Jeanne M. Kivi Trust u/a/d 8/24/07, Dolan APC, LLC, Dolan Media Company and Trott & Trott P.C. dated December 31, 2009
10.2*
Common Unit Purchase Agreement by and between David A. Trott, Ellen Coon, Trustee of the Ellen Coon Living Trust u/a/d 9/9/98, Marcy J. Ford, Trustee of the Marcy Ford Revocable Trust u/a/d 7/12/04, William D. Meagher, Trustee of the William D. Meagher Trust u/a/d 8/24/07, and Jeanne M. Kivi, Trustee of the Jeanne M. Kivi Trust u/a/d 8/24/07, Dolan APC, LLC, Dolan Media Company and Trott & Trott P.C. dated January 4, 2010
10.3	Amendment No. 6 to the Amended and Restated Operating Agreement of American Processing Company, LLC
10.4	Amendment No. 7 to the Amended and Restated Operating Agreement of American Processing Company, LLC
99.1	Press Release of the Company dated January 5, 2010

*The exhibits to each Common Unit Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally to the SEC, upon request, a copy of the omitted exhibits.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY

By: /s/ Vicki J. Duncomb
Name: Vicki J. Duncomb
Its: Vice President and Chief Financial Officer

Dated: January 5, 2010

Exhibit Index

Exhibit
Number	Description of Exhibits
10.1*	Common Unit Purchase Agreement by and between David A. Trott, Ellen Coon, Trustee of the Ellen Coon Living Trust u/a/d 9/9/98, Marcy J. Ford, Trustee of the Marcy Ford Revocable Trust u/a/d 7/12/04, William D. Meagher, Trustee of the William D. Meagher Trust u/a/d 8/24/07, and Jeanne M. Kivi, Trustee of the Jeanne M. Kivi Trust u/a/d 8/24/07, Dolan APC, LLC, Dolan Media Company and Trott & Trott P.C. dated December 31, 2009
10.2*
Common Unit Purchase Agreement by and between David A. Trott, Ellen Coon, Trustee of the Ellen Coon Living Trust u/a/d 9/9/98, Marcy J. Ford, Trustee of the Marcy Ford Revocable Trust u/a/d 7/12/04, William D. Meagher, Trustee of the William D. Meagher Trust u/a/d 8/24/07, and Jeanne M. Kivi, Trustee of the Jeanne M. Kivi Trust u/a/d 8/24/07, Dolan APC, LLC, Dolan Media Company and Trott & Trott P.C. dated January 4, 2010
10.3	Amendment No. 6 to the Amended and Restated Operating Agreement of American Processing Company, LLC
10.4	Amendment No. 7 to the Amended and Restated Operating Agreement of American Processing Company, LLC
99.1	Press Release of the Company dated January 5, 2010

*The exhibits to each Common Unit Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally to the SEC, upon request, a copy of the omitted exhibits.